UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

August 18, 2016
(Date of Report)
(Date of earliest event reported)

JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)

New York
(State or jurisdiction of incorporation)

0-11507	13-5593032
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Commission File Number	IRS Employer Identification Number
111 River Street, Hoboken NJ	07030
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Address of principal executive offices	Zip Code
Registrant’s telephone number, including area code:	(201) 748-6000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  [ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)
  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)
  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))
  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR   240.13e-4(c))

Media Contact:
Julia Lampam: +44 (0)1243 770668
jlampam@wiley.com

Investor Contact:
Brian Campbell: 201 748 6874
Brian.campbell@wiley.com

ITEM 8.01 OTHER EVENT

Press Release
August 18, 2016

Wiley Signs Definitive Agreement to Acquire Atypon
Hoboken, NJ

John Wiley & Sons, Inc., a global provider of knowledge and knowledge-enabled services that improve outcomes in research, professional practice and education, announced today it has signed a definitive agreement to acquire Atypon, a Silicon Valley-based publishing-software company, for $120 million in cash. Atypon (www.atypon.com) is a trusted technology partner that enables scholarly societies and publishers to deliver, host, enhance, market and manage their content on the web. The transaction is expected to close October 1, 2016.

Atypon is privately held and headquartered in Santa Clara, CA, with approximately 260 employees in the U.S. and EMEA. The company provides Literatum, an innovative platform that primarily serves the large scientific, technical, medical and scholarly industry. This sophisticated software gives publishers direct control over how their content is displayed, promoted and monetized on the web. The company generated over $31 million in calendar year 2015 revenue.

Atypon’s valued customers include some of the largest and most prestigious names in the industry. Literatum hosts nearly 9,000 journals, 13 million journal articles and more than 1,800 publication web sites for over 1,500 societies and publishers, accounting for a third of the world’s English-language scholarly journal articles.

Atypon will be managed as a separate business unit while benefiting from the financial stability and continuity of Wiley’s 209-year-old organization. The data and plans from each of Atypon’s clients will remain sequestered and behind firewalls. Clients use Atypon as their core journal-delivery platform or as a way to supplement end-user engagement. Wiley will itself become an Atypon customer.

“Wiley is committed to enabling the success of our customers and partners to advance research, discovery and learning,” said Mark Allin, President and CEO of Wiley. “Atypon offers an outstanding set of publishing solutions that can help industry participants like Wiley drive the discovery of research. We will ensure Atypon’s flexible platform continues to fully support the research community and industry partners so they may better serve their own customers.”

Georgios Papadopoulos, Atypon’s founder and CEO, will continue to lead the business and will report to Mr. Allin. He said: “We have worked hard with our partners to build the industry’s premier publishing platform and support the needs of the research community. Atypon is delivering solid growth and marked its most successful year in 2015, nearly doubling its staff in two years. With Wiley’s commitment we are very excited about the many opportunities to accelerate the expansion of Atypon’s service offerings strengthening the fabric of scholarly communications, expanding access, readership, and utilization, lowering operating costs, enabling organizations to create and expand offerings and products on their own, and building value for all stakeholders.”

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995
This release may contain certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company, and are subject to change based on many important factors. Such factors include, but are not limited to (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities and (x) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

About Wiley
John Wiley & Sons, Inc. (NYSE: JWa and JWb) is a global provider of knowledge and knowledge-enabled services that improve outcomes in areas of research, professional practice, and education.  Through the Research segment, the Company provides digital and print scientific, technical, medical, and scholarly journals, reference works, books, database services, and advertising. The Professional Development segment provides digital and print books, online assessment and training services, and test prep and certification.  In Education, Wiley provides print and digital content, and education solutions including online program management services for higher education institutions and course management tools for instructors and students. The Company's website can be accessed at www.wiley.com

About Atypon
Atypon was founded in 1996 with headquarters in Santa Clara, CA, and offices in Jordan, Greece, the U.K. and elsewhere. Continual investment in innovation and development talent has helped create world-class software that allows scholarly societies and related publishers to quickly and cost-effectively build and revise content sites with their branding front and center, analyze and respond to usage patterns, manage user access, enhance content discovery and support marketing and digital commerce. The company’s tools support varied content types, including text articles, books, images, video and data, and are mobile-ready. Atypon is currently rolling out significant enhancements to the platform. The company also offers clients “dedicated teams” of developers to tailor the existing look and functionality of the platform.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

JOHN WILEY & SONS, INC.
Registrant

By	/s/ Mark Allin
Mark Allin
President and
Chief Executive Officer

By	/s/ John A. Kritzmacher
John A. Kritzmacher
Chief Financial Officer and
Executive Vice President, Technology and Operations

Dated: August 18, 2016